EXHIBIT 10.3

THIS EXCHANGE AGREEMENT is made the 29 day of December 2005
BETWEEN (1) CAYMAN LENDER (IN VOLUNTARY LIQUIDATION), a Cayman Islands exempted company (“the Company”); and (2) GREEN MOUNTAIN CAPITAL, INC., a Nevada corporation (“GMCI”).

WHEREAS:

(1) By a written resolution of the sole shareholder of the Company passed pursuant to Article 86 of the Company’s Articles of Association and dated __________ December 2005 it was resolved that the Company should be wound up voluntarily and that Christopher D Johnson and Russell Smith (“the Liquidators”) should be appointed liquidators for the purposes of such winding up;

(2) GMCI is in the process of re-organizing itself (the “GMCI Plan of Re-organization”) by effecting a business combination with Internet Communications PLC (“ITPLC”);

(3) Pursuant to a Loan Agreement dated 1 November 2005 (“the Loan Agreement”) to which they are parties, the Company is contractually required to make various loans to GMCI in connection with the GMCI Plan of Re-organization, so that, accordingly:

 (a) prior to the execution of this Agreement, the Company has made various loans to GMCI (“the Past Loans”) to enable GMCI to begin to implement the GMCI Plan of Re-organization by entering into a business combination with ITPLC; and

(b) subsequent to the execution of this Agreement, the Company is required to make additional loans to GMCI (“the Future Loans”) to enable GMCI to continue to implement the GMCI Plan of Re-organization by integrating the operations of ITPLC into its, GMCI’s, existing business

(4) By virtue of having made the Past Loans, and by virtue of being required to make the Future Loans, the Company is, and shall continue to be, a creditor of, and has, and shall continue to have, claims against GMCI (“Past Claims” and “Future Claims”);

(5) Prior to the execution of this Agreement, Past Loans made by the Company to GMCI, and, therefore, Past Claims which the Company has against GMCI, total US $ 3,700,000.00;

(6) Subsequent to the execution of this Agreement, it is anticipated that Future Loans to be made by the Company to GMCI, and, therefore, Future Claims which Cayman shall have against GMCI, shall not exceed US $ 21,300,000.00;

(7) Schedules 1 and 2 to this Agreement respectively identify (i) those loans made prior to this Agreement and (ii) those loans to be made subsequent to this Agreement by the Company to GMCI pursuant to the Loan Agreement, which loans are identified by reference to the name of the instrument used in the Loan Agreement to evidence the transaction together with the date of the instrument;

(8) GMCI is corporation which is required to file, and has duly filed, periodic reports to the United States Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (“the Exchange Act”);

(9) As a result of the Past Loans, GMCI has already increased its shareholder value and as a result of the Future Loans, it is anticipated that GMCI will continue to increase its shareholder value, all as set forth in that valuation study of ITPLC prepared by XPower Technologies dated 13 September 2005 (“the Valuation Study”);

(10) The Loan Agreement requires that GMCI satisfy both the Past and Future Claims the Company has and shall have against GMCI by repaying both the Past Loans and the Future Loans in cash;

(11) By virtue of the Liquidators’ analysis of the Valuation Study, the Company believes that it would be fair and in its best interest for it to exchange, subject to the approval of the Grand Court of the Cayman Islands (“the Court”), both its Past and Future Claims against GMCI for shares in the Common Stock of GMCI and with a view to obtaining the benefit of Section 3 (a) (10) of the Securities Act of 1933, as amended (the “Securities Act”);

(12) It is the intention of the Company, by the Liquidators, to apply to the Court pursuant to sections 141 and 164 of the Companies Law (2004 Revision) for the approval of this Agreement on the ground that the same is fair, just and beneficial to the Company;

NOW IT IS HEREBY AGREED as follows:

 1. Approval of the Court.

This Agreement is conditional on the same being approved by the Court and none of the provisions hereinafter contained shall bind the parties or either of them until such approval is obtained.

2.  Exchange by Cayman of Past Claims and Future Claims for Shares of GMCI.

The Company may from time to time, during the pendency of the Liquidation, exchange:

(a)  its Past Claims against GMCI for shares of the Common Stock of GMCI at the rate set forth in Schedule 1;

(b)  its Future Claims against GMCI for shares of the Common Stock of GMCI at the rate or rates set forth in Schedule 2.

3.  The Company’s Warranties and Representations.

The Company represents and warrants to, and covenants and agrees with, GMCI as follows:

(a)  The Company is a corporation duly organized and validly existing under the laws of the jurisdiction in which it was incorporated. The Company, by the Liquidators, has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company.

(b) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and, subject to the approval of the Court, is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. All corporate action on the part of the Company and the Liquidators necessary for the authorization, execution, delivery and performance of this Arrangement has been taken.

(c) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Memorandum and Articles of Association of the Company or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law ordinance, rule or regulation applicable to the Company, its properties or assets.

(d)  The Company has had an opportunity to receive and review all material information and financial data of GMCI.

(e)  The Company, by its Liquidators, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of accepting this Agreement and the Common Stock of GMCI.

4.  GMCI’s Warranties and Representations.

GMCI represents and warrants to, and covenants and agrees with the Company as follows:

(a) GMCI is a corporation duly organized and validly existing under the laws of the jurisdiction in which it was incorporated. GMCI has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. GMCI is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on GMCI.

(b) This Agreement has been duly authorized, validly executed and delivered on behalf of GMCI and, subject to the approval of the Court, is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. All corporate action on the part of GMCI, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Arrangement has been taken.

(c) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Articles of Incorporation, and any amendments thereto, By-laws, Stockholders Agreements and any amendments thereto of GMCI or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law ordinance, rule or regulation applicable to GMCI , its properties or assets.

(d)  GMCI has had an opportunity to receive and review all material information and financial data of the Company.

(e)  GMCI has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of accepting this Agreement.

5.  Notice.

(a)  Any notice, request, instruction or other document required by the terms of this Agreement to be given to any other Party hereto shall be in writing and shall be given either

(i)  by telephonic facsimile, in which case notice shall be presumptively deemed to have been given at the date and time displayed on the sender’s transmission confirmation receipt showing the successful receipt thereof by the recipient;

(ii)  by nationally recognized courier or overnight delivery service in which the date of delivery is recorded by the delivery service, in which case notice shall be presumptively deemed to have been given at the time that records of the delivery service indicate the writing was delivered to the addressee;

(iii)  by United States or Cayman Islands mail sent by registered or certified mail, postage prepaid, with return receipt requested, in which case notice shall be presumptively deemed to have been given at the time that records of the United States Postal Service or the Cayman Islands Post Office indicate the writing was delivered to the addressee.

(b)  Notice shall be sent:

(i)  If to the Company, to:

Cayman Lender, Ltd.
c/o Chris Johnson Associates Ltd,
Strathvale House,
P.O. Box
George Town
Grand Cayman, Cayman Islands

Attention: Russell Smith

Telephone Number:	(345) 946 - 0820

 (ii)  If to GMCI, to:

Green Mountain Capital, Inc.,
201 South Biscayne Boulevard
28th Floor
Miami, Florida 33131

Attention: Shmuel Shneibalg, President

Telephone Number:	(917) 620 - 6401
Facsimile Telephone Number:	(925) 955 - 0800

(iii)  or to such other address as a Party may have specified in writing to the other Parties using the procedures specified above in this Section.

6.  Choice of Law, Venue.

(a) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Cayman Islands without regard to the rules of private international law thereof.

(b) The Parties irrevocably agree that the Court shall have exclusive jurisdiction in respect of any dispute, suit, action or proceeding (“Proceedings”) which may arise out of or in connection with this Agreement and that, without prejudice to the rules of service of said Court, Proceedings may be served by delivering the same in an envelope addressed to the Party to be served at the address for such Party set out in Clause 4 of this Arrangement.

7. Miscellaneous.

(a) Title and Subtitles. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

(b) Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the Parties. each of which shall be deemed to be an original instrument which shall be enforceable against the Parties actually executing such counterparts, and all of which together shall constitute one and the same instrument.

(c) Severability. In the event that any provision of this Agreement becomes or is declared by a court or other tribunal of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

(d)  Amendment; No Waiver. No Party shall be liable or bound to any other Party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both parties hereto. The failure of the either Party to insist on strict compliance with this Agreement, or to exercise any right or remedy under this Agreement, shall not constitute a waiver of any rights provided under this Agreement, nor estop a Party from thereafter demanding full and complete compliance nor prevent a Party from exercising such a right or remedy in the future.

(e) Transaction Costs.  Each party shall bear its own legal fees and other out of pocket costs in connecting with the negotiation and execution of this Agreement.

(f) Brokerage. Each of the Parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker which would impose a legal obligation to pay any fee or commission. Each of the Parties agree to indemnify and hold the others harmless against any and all liabilities to any persons claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

(g) Survival. All representations and warranties contained in this Agreement by the Parties shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the undersigned Parties have executed this Agreement as of the date first set forth above.

THE COMPANY: Cayman Lender, Ltd.

Date:	By:	/s/ Christopher D. Johnston
Christopher D Johnson, Liquidator

GMCI: Green Mountain Capital, Inc.

By:	/s/ Shmuel Shneibalg
Shmuel Shneibalg, President

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Schedule 1 Begins on the Following Page

Schedule 1

Amounts Owed by GMCI to THE COMPANY

PAST LOANS MADE
PRIOR
TO
THE EXECUTION OF THIS AGREEMENT

Loan
Document Ratio/Shares	Dated	Amount	Exchange

GMCI-to-Cayman
Preliminary
Funding Obligation
Memorandum
Number 1	November 5, 2005	$1,200,000.00	$1,200,000.00 = 6,908,108 Shares $0.1737089

GMCI-to-Cayman
Preliminary
Funding Obligation
Memoranda
Number 2	December 23, 2005	$500,000.00	$500,000.00 = 2,878,378 Shares $0.1737089

GMCI-to-Cayman
Additional
Funding Obligation
Memoranda
Number 1	December ____, 2005	$2,000,000.00	$2,000,000.00 = 11,513,514 Shares $0.1737089

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Schedule 2 Begins on the Following Page

Schedule 2

Amounts to Be Owed by GMCI to THE COMPANY

FUTURE LOANS TO BE MADE
SUBSEQUENT
TO
THE EXECUTION OF THIS AGREEMENT

GMCI-to-Cayman
Additional
Funding Obligation
Memoranda
Number 2 January __, 2006	$_________.00	Not more than 70% of Market Price = ________________ Shares

GMCI-to-Cayman
Additional
Funding Obligation
Memoranda
Number 3, etc March __, 2006	$ __________.00	Not more than 70% of Market Price = ________________ Shares